Exhibit 99.1

Akerna Corp. Announces Merger with Gryphon Digital Mining and Sale of Software Business to POSaBIT

Gryphon Digital Mining, a privately held bitcoin mining company, to merge with Akerna in an all-stock transaction that will advance Gryphon’s leading ESG-committed, carbon neutral bitcoin mining business

Akerna to sell its cannabis software business, including MJ Platform and Leaf Data Systems, to POSaBIT in a $4 million cash transaction

DENVER, January 27, 2023 /Globe Newswire/ -- Akerna Corp. (“Akerna”) (Nasdaq: KERN) today announced it will merge with Gryphon Digital Mining, Inc. (“Gryphon”) in an all-stock deal. Simultaneous with the closing of the merger with Gryphon, Akerna will sell its software business to POSaBIT Systems Corporation (“POSaBIT”) (CSE: PBIT, OTC: POSAF), a leading provider of payments infrastructure in the cannabis industry.

Gryphon, a leading net carbon neutral bitcoin miner, will be merging with Akerna by way of an Agreement and Plan of Merger to create a leading, ESG-committed, carbon-neutral bitcoin miner. Upon completion of the merger, Akerna will change its name to Gryphon Digital Mining, Inc. The merger is expected to provide Akerna shareholders with access to the bitcoin mining industry with one of its premier operators.

Gryphon brings a top-tier bitcoin mining operation to Akerna shareholders. Since it commenced bitcoin mining operations in September 2021, Gryphon has consistently ranked among the top three miners on a bitcoin efficiency1 basis according to publicly available data and has finished at or tied for first place in nine of the 12 months of 2022. Through its self-mining operations and royalty stream, Gryphon has a potential revenue generating profile of 1.1 exahash per second (“EH/s”) on a cost basis of 0.75 EH/s.

POSaBIT will be acquiring MJ Freeway, including MJ Platform and Leaf Data System brands, and Ample Organics. This transaction provides POSaBIT with an opportunity to combine complementary offerings to scale its business and expand its footprint with established platforms. These complementary products are likely to be mutually beneficial, as together they are expected to provide a comprehensive retail solution for cannabis operators, complete with supply chain compliance. In addition to retail operators, these products are anticipated to continue to serve all verticals of the cannabis industry, and Akerna and POSaBIT do not anticipate any interruption to clients as a result of the transactions.

About the Proposed Transactions:

In connection with the two transactions, Akerna entered into two separate definitive agreements.

The first definitive agreement is a Securities Purchase Agreement for the sale of Akerna’s MJ Freeway and Ample Organics business units to POSaBIT for $4 million in cash. In connection with the closing of the proposed sale transaction, Akerna plans to use the proceeds of the transaction, after expenses, to pay its remaining outstanding account payables and pay down any remaining principal balance on its outstanding senior secured convertible notes, net of $500,000 retained for outstanding obligations and net cash requirements associated with the proposed merger between Akerna and Gryphon.

The second definitive agreement is an Agreement and Plan of Merger, pursuant to which Gryphon will become a wholly-owned subsidiary of Akerna in an all-stock transaction. Upon completion of the proposed merger, on a pro forma basis and based upon the number of Akerna shares to be issued in the proposed merger, current Gryphon equityholders are expected to own approximately 92.5% of the combined company and current Akerna equityholders are expected to own approximately 7.5% of the combined company. The combined company is expected to continue to be publicly traded on Nasdaq.

Upon closing of the proposed merger, Akerna Corp. will be renamed Gryphon Digital Mining Inc., and will be headquartered in Las Vegas, Nevada. Rob Chang will serve as Chief Executive Officer of the combined company. The merger agreement provides that the Board of Directors of the combined company will comprise of seven members of which a minimum of five will be filled upon completion of the merger, one designated by Akerna, being Jessica Billingsley, its current Chief Executive Officer, and the remaining six positions to be designated by Gryphon.

[1]	Bitcoin Efficiency is a measure of the number of bitcoin generated per exahash of hashing power deployed. Gryphon includes the bitcoin-equivalents obtained from its royalty stream in its calculation of Bitcoin Efficiency.

Both transactions are conditioned on the other transaction closing and both transactions are subject to the approval of the stockholders of Akerna. Approval of the merger transaction is subject to the approval of the stockholders of Gryphon and approval of the combined company for listing on the Nasdaq Capital Market

About Akerna

Akerna (Nasdaq: KERN) is a company focused on compliantly serving the cannabis, hemp, and CBD industry. First launched in 2010, Akerna has tracked more than $20 billion in cannabis sales to date and is the first cannabis software company listed on Nasdaq. Using connected data and information to propel the cannabis industry forward, Akerna empowers businesses, governments, patients, and consumers to make smart decisions.

The Company's cornerstone technology, MJ Platform, is a leading infrastructure as a service platform, powers retailers, manufacturers, brands, distributors, and cultivators. Akerna also offers a complete suite of professional consulting services and data analytics for businesses as well as Leaf Data Systems and Ample Organics.

For more information, visit https://www.akerna.com/.

About Gryphon Digital Mining

Gryphon Digital Mining, Inc. is an innovative venture in the cryptocurrency space dedicated to helping bring digital assets onto the clean energy grid. With a talented leadership team coming from globally recognized brands, Gryphon is assembling thought leaders to improve digital asset network infrastructure. More information is available on https://gryphondigitalmining.com/.

About POSaBIT

POSaBIT (CSE: PBIT) POSaBIT is a FinTech, working exclusively within the cannabis industry. We provide a best-in-class Point-of-Sale solution and are the leading cashless payment provider for cannabis retailers. We work tirelessly to build better financial services and transaction methods for merchants. We bring cutting edge software and technology to the cannabis industry so that all merchants can have a safe and compliant set of services to solve the problems of a cash-only industry. For additional information, visit www.posabit.com.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material with respect to the proposed transactions between Akerna and Gryphon and between Akerna and POSaBIT. In connection with the proposed transactions, Akerna intends to file relevant materials with the United States Securities and Exchange Commission, or the SEC, including a registration statement on Form S-4 that will contain a prospectus and a proxy statement. Akerna will mail the proxy statement/prospectus to the Akerna stockholders, and the securities may not be sold or exchanged until the registration statement becomes effective. Investors and securityholders of Akerna and Gryphon are urged to read these materials when they become available because they will contain important information about Akerna, Gryphon and the proposed transactions. This communication is not a substitute for the registration statement, definitive proxy statement/prospectus or any other documents that Akerna may file with the SEC or send to securityholders in connection with the proposed transactions. Investors and securityholders may obtain free copies of the documents filed with the SEC, once available, on Akerna’s website at www.akerna.com, on the SEC’s website at www.sec.gov or by directing a request to Akerna’s Investor Relations at (516) 419-9915.

This communication is not a proxy statement or a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transactions, and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

Each of Akerna, Gryphon, POSaBIT and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Akerna in connection with the proposed transactions. Information about the executive officers and directors of Akerna are set forth in Akerna’s Definitive Proxy Statement on Schedule 14A relating to the 2022 Annual Meeting of Stockholders, filed with the SEC on April 19, 2022. Other information regarding the interests of such individuals, who may be deemed to be participants in the solicitation of proxies for the stockholders of Akerna, will be set forth in the proxy statement/prospectus, which will be included in Akerna’s registration statement on Form S-4 when it is filed with the SEC. You may obtain free copies of these documents as described above.

Cautionary Statements Regarding Forward-Looking Statements

This press release contains forward-looking statements based upon the current expectations of Akerna and Gryphon. Forward-looking statements involve risks and uncertainties and include, but are not limited to, statements about the structure, timing and completion of the proposed transactions; the listing of the combined company on Nasdaq after the closing of the proposed merger; expectations regarding the ownership structure of the combined company after the closing of the proposed merger; the expected executive officers and directors of the combined company; the expected cash position of each of Akerna and Gryphon and the combined company at the closing of the proposed merger; the future operations of the combined company; and other statements that are not historical fact. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation: (i) the risk that the conditions to the closing of the proposed transactions are not satisfied, including the failure to timely obtain stockholder approval for the transactions, if at all; (ii) uncertainties as to the timing of the consummation of the proposed transactions and the ability of each of Akerna, Gryphon and POSaBIT to consummate the proposed merger or asset sale, as applicable; (iii) risks related to Akerna’s ability to manage its operating expenses and its expenses associated with the proposed transactions pending closing; (iv) risks related to the failure or delay in obtaining required approvals from any governmental or quasi-governmental entity necessary to consummate the proposed transactions; (v) the risk that as a result of adjustments to the exchange ratio, Akerna stockholders and Gryphon stockholders could own more or less of the combined company than is currently anticipated; (vi) risks related to the market price of Akerna’s common stock relative to the exchange ratio; (vii) unexpected costs, charges or expenses resulting from either or both of the proposed transactions; (viii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transactions; (ix) risks related to the inability of the combined company to obtain sufficient additional capital to continue to advance its business plan; and (x) risks associated with the possible failure to realize certain anticipated benefits of the proposed transactions, including with respect to future financial and operating results. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties. These and other risks and uncertainties are more fully described in periodic filings with the SEC, including the factors described in the section titled “Risk Factors” in Akerna’s Annual Report on Form 10-K for the year ended December 31, 2021 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 filed with the SEC, and in other filings that Akerna makes and will make with the SEC in connection with the proposed transactions, including the proxy statement/prospectus described under “Additional Information and Where to Find It.” You should not place undue reliance on these forward-looking statements, which are made only as of the date hereof or as of the dates indicated in the forward-looking statements. Except as required by law, Akerna expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Contacts:

Akerna

Meghan Shine, VP of Strategic Communications & Marketing

pr@akerna.com

Gryphon Digital Mining

Rob Chang

(877) MINE-ESG (877) 646-3374

invest@gryphonmining.com

Core IR

Peter Seltzberg, SVP Capital Markets and Advisory

(516) 419-9915

peters@coreir.com

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